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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-39102 and 333-01275 of Lancaster Colony Corporation on Form S-8 of our report dated August 19, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 2003.

/S/DELOITTE & TOUCHE LLP
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   Deloitte & Touche LLP

Columbus, Ohio
September 25, 2003